UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2022

Oncocyte Corporation

(Exact name of registrant as specified in its charter)

California	001-37648	27-1041563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 409-7600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, no par value	OCX	The NASDAQ Capital Market

Unless the context otherwise requires, the terms “Oncocyte,” the Company, “we,” “us” or “our” refer to Oncocyte Corporation.

Item 1.01	Entry into a Material Definitive Agreement.

On April 13, 2022, Oncocyte Corporation (the “Company”) entered into a securities purchase agreement (“Purchase Agreement”) with institutional accredited investors, including Broadwood Capital, L.P., the Company’s largest shareholder, (the “Investors”) in a registered direct offering of 11,765 shares of our Series A Convertible Preferred Stock (the “Preferred Stock”), which shares of Preferred Stock are convertible into a total of 7,689,542 shares of our common stock, at a conversion price of $1.53. The purchase price of each share of Preferred Stock was $850, which included an original issue discount to the stated value of $1,000 per share. The rights, preferences and privileges of the Preferred Stock are set forth in our Certificate of Determination of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Determination”), which we will file with the Secretary of State of the State of California. The closing of the offering of Preferred Stock will occur in two equal tranches of $5,000,000 each for aggregate gross proceeds from both closings of $10,000,000. The first closing will occur on the later of (i) the second (2nd) trading day following the execution of the Purchase Agreement and (ii) the second (2nd) trading day following the date that the Secretary of State accepts the Certificate of Determination. The second closing will occur on the earlier of (a) the second (2nd) trading day following the date that we receive notice from an Investor to accelerate the second closing and (b) a date selected by us on or after October 8, 2022 and on or prior to March 8, 2023. We intend to use the proceeds of the offering for general corporate purposes and working capital.

The Preferred Stock is convertible into shares of our common stock at any time at the holder’s option. The conversion price will be subject to customary anti-dilution adjustments for matters such as stock splits, stock dividends and other distributions on our common stock, and recapitalizations. The holder will be prohibited from converting shares of Preferred Stock into shares of common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the shares of our common stock then issued and outstanding (provided a holder may elect, at the first closing, to increase such beneficial ownership limitation solely as to itself up to 19.99% of the number of shares of our common stock outstanding immediately after giving effect to the conversion). We may force the conversion of up to one-third of the shares of Preferred Stock originally issued, subject to customary equity conditions, if the daily volume weighted average price of our common stock for 20 out of 30 trading days exceeds 140% of the conversion price and on 20 out of the same 30 trading days the daily trading volume equals or exceeds 400,000 shares of our common stock. We may only effect one forced conversion during any 30-trading day period.

In the event of our liquidation, dissolution, or winding up, holders of Preferred Stock will receive a payment equal to the stated value of the Preferred Stock plus accrued but unpaid dividends and any other amounts that may have become payable on the Preferred Stock due to any failure or delay that may have occurred in issuing shares of common stock upon conversion of a portion of the Preferred Stock, before any distribution or payment to the holders of common stock or any of our other junior equity.

Shares of Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Preferred Stock will be required to amend any provision of our certificate of incorporation that would have a materially adverse effect on the rights of the holders of the Preferred Stock. Additionally, as long as any shares of Preferred Stock remain outstanding, unless the holders of at least 51% of the then outstanding shares of Preferred Stock shall have otherwise given prior written consent, we, on a consolidated basis with our subsidiaries, are not permitted to (1) have less than $8 million of unrestricted, unencumbered cash on hand (“Cash Minimum Requirement”); (2) other than certain permitted indebtedness, incur indebtedness to the extent that our aggregate indebtedness exceeds $15 million; (3) enter into any agreement (including any indenture, credit agreement or other debt instrument) that by its terms prohibits, prevents, or otherwise limits our ability to pay dividends on, or redeem, the Preferred Stock in accordance with the terms of the Certificate of Determination; or (4) authorize or issue any class or series of preferred stock or other capital stock of the Company that ranks senior or pari passu with the Preferred Stock.

Shares of Preferred Stock will be entitled to receive cumulative dividends at a rate per share (as a percentage of stated value) of 6% per annum, payable quarterly in cash or, at our option, by accreting such dividends to the stated value.

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We are required to redeem, for cash, the shares of Preferred Stock on the earlier to occur of (1) April 8, 2024, (2) the commencement of certain a voluntary or involuntary bankruptcy, receivership, or similar proceedings against us or our assets, (3) a Change of Control Transaction (as defined herein) and (4) at the election and upon notice of 51% in interest of the holders, if we fail to meet the Cash Minimum Requirement. A “Change of Control Transaction” means the occurrence of any of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion of Preferred Stock), (b) the Company merges into or consolidates with any other person, or any person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, or (c) the Company sells or transfers all or substantially all of its assets to another person. Additionally, we have the right to redeem the Preferred Stock for cash upon 30 days prior notice to the holders; provided if we undertake a capital raise in connection with such redemption, the Investors will have the right to participate in such financing.

The issuance and sale of the Preferred Stock was completed pursuant to our effective shelf registration statement on Form S-3 (Registration No. 333-256650), including the prospectus dated contained therein, and a prospectus supplement to be filed in connection therewith which may be accessed for free on the SEC’s website located at http://www.sec.gov.

The foregoing summaries of the form of Certificate of Determination and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the form of Certificate of Determination attached hereto as Exhibit 3.1 and the form of Purchase Agreement attached hereto as Exhibit 10.1. A copy of the legal opinion of Ellenoff Grossman & Schole LLP relating to the validity of the Preferred Stock and shares of common stock issuable upon conversion of the Preferred Stock being sold in the offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 5.03.

Item 8.01	Other Events

On April 13, 2022, we issued a press release announcing the pricing of the offering. A copy of the press release we issued is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Form of Certificate of Determination of Preferences, Rights and Limitations of Series A Convertible Preferred Stock
5.1	Opinion of Ellenoff Grossman & Schole LLP
10.1	Form of Securities Purchase Agreement, among us and certain investors, dated April 13, 2022
99.1	Press release, dated April 13, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: April 13, 2022	By:	/s/ Mitchell Levine
	Name:	Mitchell Levine
	Title:	Chief Financial Officer

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